UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
15310 Barranca Parkway, Suite 100
Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC

Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Advantage Solutions Inc. (the “Company”) held its 2022 annual stockholders meeting, and the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1: Election of Directors.

	For	Withheld	Broker Non-Vote
James M. Kilts	282,338,883.97	27,732,106.11	1,300,315.00
Robin Manherz	309,891,929.97	179,060.11	1,300,315.00
Adam Nebesar	309,975,728.97	95,261.11	1,300,315.00
Deborah Poole	310,031,132.97	39,857.11	1,300,315.00

This proposal received the required affirmative vote of holders of a plurality of the votes cast and all of the foregoing candidates were elected as the Company’s directors.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
311,356,155.97	5,836.11	9,313.00

This proposal received the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the 2022 annual stockholders meeting and was approved as set forth above.

Proposal 3: Approval, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
309,438,475.96	626,657.11	5,857.01	1,300,315.00

This proposal received the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the 2022 annual stockholders meeting and was approved as set forth above.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2022

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Name:	Brian Stevens
Title:	Chief Financial Officer and
Chief Operating Officer

3